Exhibit (h)(25)

FlexShares® Trust

Rule 12d1-4 Fund of Funds Investment Agreement

THIS AGREEMENT is entered into as of [___________________], 20[___], between [Acquiring Fund], a [form of organization] organized under the laws of [place of organization] (the “Acquiring Trust”), on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and FlexShares® Trust, a statutory trust organized under the laws of the State of Maryland (the “Trust”), on behalf of its respective series listed on Schedule B and such additional series as shall be designated in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, each Acquiring Fund and each Acquired Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Trust, on behalf of its Acquiring Funds, and the Trust, on behalf of its Acquired Funds, desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1. Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agrees as follows:

(i) The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii) Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

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(b) Each Acquired Fund operates as an exchange-traded fund. Creation and redemption orders for shares of the Acquired Funds can only be submitted by broker-dealers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with the Trust’s distributor to transact in shares of the Acquired Funds. The Trust has policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creations and redemptions of the Acquired Fund shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. The Acquiring Funds will transact in shares of the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund.

(c) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2. Representations of the Acquiring Funds.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to:

(i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquiring Fund;

(ii) comply with its obligations under this Agreement; and

(iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to an investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) Any investment adviser within the meaning of Section 2(a)(20)(A) or (B) of the 1940 Act to an Acquiring Fund will be registered under the Investment Advisers Act of 1940 (the “Advisers Act”).

(c) Ownership of Acquired Fund Shares

(i) An Acquiring Fund and its Advisory Group (as such term is defined in the Rule) will not control (individually or in the aggregate) an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act.

(ii) An Acquiring Fund shall promptly notify an Acquired Fund:

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(1) of any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 3% or more of such Acquired Fund’s total outstanding voting securities;

(2) of any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities;

(3) where an Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, hold more than 25% of such Acquired Fund’s total outstanding voting securities; and

(4) if at any time an Acquiring Fund no longer holds voting securities of an Acquired Fund in excess of an amount noted in (1), (2), or (3) above.

(iii) If, as a result of a decrease in the outstanding voting securities of an Acquired Fund, an Acquiring Fund’s Advisory Group in the aggregate becomes a holder of more than 25% of the outstanding voting securities of an Acquired Fund, the Acquiring Fund will vote its shares of the Acquired Fund in the same proportion as the vote of all other holders of the Acquired Fund’s shares.

(iv) Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act), or an affiliated person of an affiliated person, that is: (1) a broker-dealer, (2) a broker-dealer or bank that borrows as part of a securities lending program, or (3) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior written consent from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

(v) The provisions of Section 2(c) and shall not apply where the Acquiring Fund’s full portfolio is sub-advised by any affiliate of Northern Trust Investments, Inc. (“NTI”).

(d) An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

3. Representations of the Acquired Funds. In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to:

(a) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund;

(b) comply with its obligations under this Agreement; and

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(c) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4. Indemnification.

(a) Each Acquiring Fund agrees to hold harmless and indemnify an Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents (“Trust Agents”), against and from any and all losses, expenses or liabilities incurred by an Acquired Fund arising from claims or actions (“Claims”) asserted by a third party against the Acquired Fund, the Trust, and/or any Trust Agent, to the extent such Claims result from a violation or alleged violation by such Acquiring Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund or Trust Agent for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.

(b) Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents (“Acquiring Trust Agents”), against and from any and all losses, expenses or liabilities incurred by the Acquiring Fund arising from Claims asserted by a third party against the Acquiring Fund, the Acquiring Trust, and/or any Acquiring Trust Agent, to the extent such Claims result from a violation or alleged violation by such Acquired Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund or Acquiring Trust Agent for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement.

(c) Any liability pursuant to the forgoing provisions shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual Acquired Fund(s) or Acquiring Fund(s) that is/are involved in the matter in controversy and not to any other series of the Trust or Acquiring Trust.

5. Materials.

(a) To the extent an Acquiring Fund refers to one or more Acquired Funds in any prospectus, statement of additional information or otherwise, each Acquiring Fund agrees to:

(i) Refer to such Acquired Funds with their full name as, for example, the “FlexShares® [______] Fund”; and

(ii) Other than in the financial statements of the Acquiring Fund when an Acquired Fund is listed as a holding, include the following notice within reasonable proximity to the reference to such Acquired Fund:

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FlexShares® is a registered trademark of Northern Trust Investments, Inc. (“NTI”). None of NTI, Northern Trust Corporation, Foreside Fund Services, LLC, the FlexShares® Trust, or the FlexShares® [_______] Fund make any representations regarding the advisability of investing in [Name of Acquiring Fund].

(b) No Acquiring Fund shall use the name or any tradename, trademark, service mark, symbol or any abbreviation, contraction or simulation thereof of the Acquired Fund or any of its affiliates in its shareholder communications, advertising, sales literature and similar communications (other than a prospectus, statement of additional information, fact sheet or similar disclosure document, or shareholder report) unless it first receives prior written approval (including approval through written electronic communications) of the Acquired Fund or NTI. Additionally, no Acquiring Fund shall use any logo of the Acquired Fund or of NTI without entering into a separate trademark license agreement with NTI.

6. Notices. All notices, including all information that either party is required to provide under the terms of this Agreement and the terms of the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by written notice to the other party).

If to the Acquiring Fund:

[To be completed]

If to an Acquired Fund:

FlexShares® Trust

Attn: Jose Del Real, Esq.

Northern Trust Investments, Inc.

50 South LaSalle Street

Chicago, Illinois 60603

Telephone:     (312) 557-1441

Email:             jjd4@ntrs.com

7. Addition of New Funds.

(a) Schedule B lists the Acquired Funds in existence as of the date of this Agreement. Additional Acquired Funds may be created from time to time. Acquiring Trust agrees that in the event an Acquiring Fund invests in an Acquired Fund that is created after the date of this Agreement, such investment shall be governed by the terms of this Agreement and such Acquired Fund shall be deemed to be added to Schedule B as of the date of the initial investment in such Acquired Fund.

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(b) Schedule A lists the Acquiring Funds in existence as of the date of this Agreement. Additional Acquiring Funds may be created from time to time. The Trust agrees that additional Acquiring Funds may be added to this Agreement by notifying the Trust in accordance with Paragraph 6 of this Agreement of the additional Acquiring Funds. Any such Acquiring Fund added pursuant to this provision shall be deemed to be added to Schedule A as of the date of the receipt of such notice by the Trust.

8. Termination; Governing Law; Amendment.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of this Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 8(b).

(b) This Agreement shall continue until terminated in writing by either party (either in its entirety or with respect to one or more Acquired Funds or Acquiring Funds) upon 60 days’ notice to the other party. Upon termination of this Agreement (either in its entirety or with respect to specific funds), (i) a terminated Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the limits of Section 12(d)(1)(A) in reliance on the Rule, and (ii) an Acquiring Fund may not purchase additional shares of a terminated Acquired Fund beyond the limits of Section 12(d)(1)(A) in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other.

(d) This Agreement will be governed by Illinois law without regard to choice of law principles, and the applicable provisions of the 1940 Act or other federal laws and regulations which may be applicable. To the extent that the applicable laws of the State of Illinois or any of the provisions herein conflict with the applicable provisions of the 1940 Act or other federal laws and regulations that may be applicable, the latter shall control. The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in Cook County in the State of Illinois for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

(e) Except as provided in Sections 6 and 7 hereof, this Agreement may only be amended or modified by a written document signed by an authorized representative of each party and delivered in accordance with Section 6 of this Agreement.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic copy of a signature received in Portable Document Format (PDF) or a copy of a signature received via a fax machine shall be deemed to be of the same force and effect as an original signature on an original executed document.

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9. Termination of Prior Agreements. The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between an Acquiring Fund and an Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Acquiring Trust] on behalf of each of its series listed on Schedule A, severally and not jointly,

Name:
Title:

FlexShares® Trust on behalf of each of its series listed on Schedule B, severally and not jointly,

Name:
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SCHEDULE A

List of Acquiring Funds

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SCHEDULE B

List of Acquired Funds

1.	FlexShares® Morningstar US Market Factor Tilt Index Fund
2.	FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund
3.	FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund
4.	FlexShares® Morningstar Global Upstream Natural Resources Index Fund
5.	FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund
6.	FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund
7.	FlexShares® Ready Access Variable Income Fund
8.	FlexShares® Quality Dividend Index Fund
9.	FlexShares® International Quality Dividend Index Fund
10.	FlexShares® Quality Dividend Defensive Index Fund
11.	FlexShares® International Quality Dividend Defensive Index Fund
12.	FlexShares® Quality Dividend Dynamic Index Fund
13.	FlexShares® International Quality Dividend Dynamic Index Fund
14.	FlexShares® STOXX® Global Broad Infrastructure Index Fund
15.	FlexShares® Global Quality Real Estate Index Fund
16.	FlexShares® Disciplined Duration MBS Index Fund
17.	FlexShares® Credit-Scored US Corporate Bond Index Fund
18.	FlexShares® Credit-Scored US Long Corporate Bond Index Fund
19.	FlexShares® US Quality Large Cap Index Fund
20.	FlexShares® STOXX US ESG Select Index Fund
21.	FlexShares® STOXX Global ESG Select Index Fund
22.	FlexShares® High Yield Value-Scored Bond Index Fund
23.	FlexShares® US Quality Low Volatility Index Fund
24.	FlexShares® Developed Markets ex-US Quality Low Volatility Index Fund
25.	FlexShares® Emerging Markets Quality Low Volatility Index Fund
26.	FlexShares® ESG & Climate US Large Cap Core Index Fund
27.	FlexShares® ESG & Climate Developed Markets ex-US Core Index Fund
28.	FlexShares® ESG & Climate Emerging Markets Core Index Fund
29.	FlexShares® ESG & Climate High Yield Corporate Core Index Fund
30.	FlexShares® ESG & Climate Investment Grade Corporate Core Index Fund

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